ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120099644-27
	Filing Date and Time: 02/13/2012 10:16 AM
	Entity Number: E0081982012-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	FANGMAX ARTIFACTS CORP.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCSMART.BIZ, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) JUI FENG FANG-SEE ATTACHED (Name) NO. 458, 15TH FLOOR-1, JO (Street Address) — KAOHISUNG CITY, TAI (City) — XX (State) — 807 (Zip Code) 2) (Name) (Street Address) — (City) — (State) — (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	JUI FENG FAN-SEE ATTACHED (Name) — X JUI FENG FANG (Incorporator Signature) NO. 458, 15TH FLOOR-1, JO (Address) — KAOHISUNG CITY, TAI (City) — XX (State) — 807 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X INCSMART.BIZ, INC. — 2/13/2012 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.